20110 Ashbrook Place, Suite 130; Ashburn VA 20147
703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

PRESS RELEASE
For Immediate Distribution

For Investor Relations contact:  Brian Hajost at 703-674-5600 or ir@steelcloud.com

SteelCloud, Inc. Announces Voluntary Exchange Act Deregistration

Ashburn, Virginia -- November 5, 2010-- SteelCloud, Inc. (OTCQB: SCLD) a leading developer of mobility computing appliance and VMware solutions today announced that it intends to voluntarily deregister its common stock under the Securities and Exchange Act of 1934 (the “Exchange Act”) by filing a Form 15 with the Securities and Exchange Commission (the “SEC”) on or about November 29, 2010.

Upon such filing, SteelCloud’s obligation to file certain reports with the SEC, including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, respectively, will be immediately suspended.  SteelCloud’s common stock is eligible for deregistration under the Exchange Act because it is held of record by fewer than 300 stockholders of record.

The deregistration of the common stock was approved by SteelCloud’s Board of Directors after consultation with management and outside counsel and deliberation regarding the advantages and disadvantages of continuing SEC registration.  The Board considered many factors in making this decision, including the following:

•	The high costs associated with preparing and filing periodic reports and other filings with the SEC;

•	The costs associated with complying with the Sarbanes-Oxley Act of 2002;

•	The limited trading volume of the common stock, as well as the low trading values that the public markets are currently applying to the common stock;

•	The demands placed on management to comply with SEC reporting obligations, which detract from time available for overseeing SteelCloud’s operation and growth;

•
The fact that many typical advantages of being a public company are not currently available to SteelCloud, including enhanced access to capital and the ability to use equity securities to make acquisitions; and

•	The minimal liquidity, absence of analyst coverage and low trading values for the common stock under reasonably foreseeable market conditions.

“During these turbulent economic times and this phase of our corporate development, it is essential that we continue to evaluate every opportunity to control or eliminate costs.  We believe that deregistration is in the best interests of our investors and significantly outweighs the limited advantages for a company our size of continuing as an SEC-registered company,” said Brian H. Hajost, President and Chief Executive Officer of SteelCloud.  “Deregistration will allow us to better focus our energies and resources on driving business success, the surest way to deliver long-term shareholder value,” he added.

SteelCloud expects that the deregistration of its common stock under the Exchange Act will become effective 90 days after the date the Form 15 is filed with the SEC.  Although SteelCloud expects that its common stock will be quoted on the Pink Sheets after its deregistration, there is no assurance that any brokerage firm will make a market in the common stock to effectuate such quotation.

About SteelCloud
SteelCloud is a developer of mobility computing appliance solutions.  SteelCloud designs and architects specialized appliance and virtual solutions for mobile computing technologies including BlackBerry® Enterprise Server.  SteelCloud delivers integrated hardware/software appliance solutions, to commercial and government enterprises, that focus on ease of deployment, policy compliance, and high availability.  SteelCloud is a member of the VMware Technology Alliance Partner (TAP) program.  Additionally, SteelCloud distributes BlackBerry software licenses to companies worldwide that provide BlackBerry hosting services.  Over its 20-year history, SteelCloud has won numerous awards for technical excellence and customer satisfaction.  SteelCloud can be reached at (703) 674-5500.  Additional information is available at www.steelcloud.com or by email at info@steelcloud.com.

FORWARD-LOOKING STATEMENTS:  Statements in this press release that are not purely historical facts, including statements regarding SteelCloud, Inc.’s (the “Company”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements.  Such risks and uncertainties include, among others, the Company’s ability to obtain financing in the short term; general business conditions and the amount of growth in the computer industry and the general economy; competitive factors; ability to attract and retain key sales and management personnel; the price of the Company’s stock; and the risks and other factors set forth from time to time in the reports the Company files with the Securities and Exchange Commission (the “SEC”).  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

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